EXHIBIT 4.3

SUPPLEMENTAL INDENTURE

dated as of July 8, 2009

among

Wendy’s/Arby’s Restaurants, LLC,

The Guarantors Party Hereto

and

U.S. Bank National Association,
as Trustee

________________________

10.00%
Senior Notes due
2016

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 8, 2009, among Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the “Company”), Wendy’s/Arby’s International, Inc., a Delaware corporation, Wendy’s/Arby’s International Services, Inc., a Delaware corporation (each an “Undersigned”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 23, 2009 (the “Indenture”), relating to the Company’s 10.00% Senior Notes due 2016 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiary (other than, except in certain circumstances, a Regulated Subsidiary) that guarantees or is a borrower under the Credit Agreement to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together
.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Wendy’s/Arby’s Restaurants, LLC, as Issuer
By:	/s/ NILS H. OKESON____________________
Name: Nils H. Okeson
Title: SVP, General Counsel & Secretary

Wendy's/Arby's International, Inc., as a Guarantor
By:	/s/ NILS H. OKESON____________________
Name: Nils H. Okeson
Title: SVP, General Counsel & Secretary

Wendy's/Arby's International Services, Inc., as a Guarantor
By:	/s/ NILS H. OKESON____________________
Name: Nils H. Okeson
Title: SVP, General Counsel & Secretary

U.S. Bank National Association, as Trustee
By:	/s/ RICHARD PROKOSCH________________
Name: Richard Prokosch
Title: Vice President

[Signature Page to Supplemental Indenture]